FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Allstar Restaurants (Exact name of registrant as specified in its charter)

Nevada	5812	20-2638087	01989L106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)	CUSIP Number

1458 Broad Street, Regina, Sask., S4R 1Y9, Canada, Telephone 306-529-2652
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481, Telephone:(800) 246-2677
(Name, address and telephone number for Agent for Service)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered: Common Shares	each class is to be registered: NASD OTC:BB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-135483.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares
Title of Class

Item 1. Description of Registrant's Securities to be Registered.

The description of securities to be registered have been detailed in the Company’s SB-2 filed with and declared effective by the Commission on August 13, 2007, 2007.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company’s SB-2 filed with and declared effective by the Commission on August 13, 2007.

Signature:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:  Allstar Restaurants

Date:  August 13, 2007

By: /s/ Terry G. Bowering__
      Terry G. Bowering
      President and Chief Executive Officer
      Chief Financial Officer, Chief Accounting Officer
      and Director